COLUMN FINANCIAL
October 23, 1998                         A DONALDSON, LUFKIN & JENRETTE COMPANY
                                                                LOAN COMMITMENT
Inland Real Estate Corporation                         Retail/Office/Industrial
2901 Butterfield Road
Oak Brook, IL 60523


Ladies and Gentlemen:

We are pleased to advise you that, based upon your application and other materials you have furnished in connection therewith, Column Financial, Inc. ("Lender") has committed to make a loan (the "Loan") on the following terms and conditions:

                         ARTICLE I - GENERAL TERMS OF LOAN

1.01 Borrower.   Inland Real Estate Corporation      ("Borrower").
1.02 Loan Purpose. The financing of (a) Rivertree Court (Lake County. Illinois)
                   (b) Winnetka Commons (Hennepin County, Minnesota)
                   (c) Walgreen's (McHenry County, Illinois)
                   (d) Woodland Heights Shopping Center (Cook County. Illinois)
                   (e) Berwyn Plaza (Cook County, Illinois)
(a) SEC of Route 21 (Milwaukee) & Route 60, Vernon Hills, IL 60061 (299,055 sq.ft.)
(b)   3540 Winnetka Avenue North, New Hope, MN 55427    (42,381 sq.ft.)
(c)   333 North Irving, Woodstock, IL 60098    (15,856 sq.ft.)
(d)   225 Irving Park Road, Streamwood, IL 60107    (120,436 sq.ft.)
(e)   6901 West Ogden Avenue, Oak Brook, IL 60523    (18,138 sq.ft.)
together with parking and other appurtenant facilities (the "Improvements") upon certain land (the "Land") located in the counties and states referenced above, and of personal property used in connection therewith (the Land, the Improvements, such personal property and all related appurtenances being herein referred to collectively as the "Premises"). In no event shall any proceeds of the Loan be used for personal, family or household purposes.

1.03 Loan Amount. $25,000,000.
1.04 Interest Rate. The interest rate (the "Interest Rate") shall equal 7.00% per annum (See Section 5.09 hereof).









1.05 Repayment Terms. [NOTE TO COUNSEL: INTEREST ONLY NOTE / LENDER'S OPTION ON MATURITY DATE] If the funding of the Loan does not occur on the first (1st) day of a calendar month, then interest accruing from the date of closing through the last day of the month in which the closing occurs shall be prepaid at the closing. Thereafter, interest shall be payable monthly, in arrears, in equal monthly installments during the term of the Loan,. Interest shall be calculated on the daily outstanding principal balance of the Loan and paid on the actual number of days elapsed in each calendar month. All outstanding principal and unpaid interest shall be due and payable in full on, at Lender's option, (a) November 1, 2008, or (b) ten years after the first day of the first full calendar month after closing (See Special Stipulations).

1.06 Defeasance: Except as described herein, prepayment is prohibited until the last six (6) months of the loan term, during which time the loan may be prepaid without penalty. At any time after the second anniversary of the sale and securitization of the Loan, the Borrower shall have a right to obtain the release of the Premises from the lien of the Mortgage by depositing U.S. Government Securities with Lender (the "Defeasance Deposit") which, without reinvestment, provide cash in an amount sufficient to pay and discharge all scheduled principal and interest payments as they become due under the Note. The terms for effecting the foregoing substitution of collateral will be more particularly set forth in the Mortgage.

In the event of a cash prepayment after default and acceleration of the Loan, the Borrower shall be required to pay a prepayment penalty equal to the greater of (i) 2% of the outstanding balance of the Loan or (ii) Yield Maintenance plus 1% of the outstanding balance of the Loan. There shall be no prepayment penalty for application of insurance or condemnation proceeds.

"Yield Maintenance" shall mean:
(i) the present value of all future installments due under the Note including the principal amount due at maturity, discounted at an interest rate per annum equal to the Treasury Constant Maturity Yield Index (as defined in the Note) for instruments having a maturity coterminous with the remaining term of the Note, less
(ii) the principal amount immediately before such prepayment.

1.07 Security for Loan. The Loan shall be secured by a first lien on and perfected first security interest in the Premises, all leases, rents, income and profits therefrom, all personal property, both tangible and intangible (including replacements, substitutions and after-acquired property) located thereon or used or intended to be used in connection therewith or for which proceeds of the Loan are advanced, including without limitation all construction, design or other contracts, documents or drawings concerning or affecting the Premises.

1.08 Liability. Borrower shall have no personal liability for the repayment of the Loan or performance under the loan documents, except for (i) misapplication of insurance proceeds, condemnation proceeds, tenant security deposits, (ii) rents collected more than one month in advance, (iii) rents collected after an event of default under the loan documents and not applied to debt service or operating expenses, (iv) intentional damage to the property, (v) failure to pay (or deposit into reserves held by Lender funds sufficient to pay) taxes or other liens with priority over Lender's loan documents, (vi) damages arising from any fraud or misrepresentation of Borrower, and (vii) damages arising from the existence of hazardous or toxic substances or the failure of Property to comply with environmental laws (Borrower will execute a separate environmental indemnity agreement addressing item (vii)).

The following individuals and/or entities will be required to execute (a) a guaranty of Borrower's recourse obligation (as described in (i) - (vii) above) in the form of an Indemnity and Guaranty Agreement and (b) an indemnity with respect to environmental matters in the form of a Hazardous Substance Indemnity Agreement, to be executed by such individuals and/or entities at Pre-Closing:
Inland Real Estate Corporation.

1.09 Deposits. Borrower shall pay concurrently with each monthly installment of principal and interest:

(a) such amount as in Lender's discretion will be sufficient to pay out of the monies so paid to Lender at least thirty (30) days before due, all taxes, assessments and similar charges and insurance premiums affecting the Premises. No interest shall be paid to Borrower on such funds.




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(b) [*APPLICABLE TO MULTI-FAMILY ONLY*], $ -0- for a replacement reserve for periodic replacement or repair of certain improvements as set forth in the Mortgage. Interest earned on such funds shall be accumulated for the benefit of Borrower.

(c) [*APPLICABLE TO COMMERCIAL ONLY*], $ -0- for a tenant improvement and leasing reserve for tenant improvements and leasing commissions incurred in connection with tenant turnover, as set forth in the Mortgage. Interest earned on such funds shall be accumulated for the benefit of Borrower.

All funds paid to Lender pursuant to this Section 1.09 shall constitute additional security for the Loan and may be commingled with Lender's other funds.

1.10 Lease Termination Payment Reserve. [APPLICABLE TO COMMERCIAL ONLY] Any amounts paid under leases containing early termination options shall be deposited with Lender, and held in a reserve for tenant improvements and leasing commissions incurred by Borrower in connection with leasing the vacated space, as set forth in the Mortgage. Such amount shall constitute additional security for the Loan and may be commingled with Lender's other funds. Interest earned on such funds shall be accumulated for the benefit of Borrower.

1.11 Repair and Remediation Reserve. Should Lender's underwriting of the Loan or the reports described in Section 3.02 hereof indicate the need for repairs to be undertaken on the Premises or the need for environmental remediation efforts to be undertaken on or about the Premises, an amount equal to 125% of the estimated costs of such repairs and remedial efforts, as estimated by Lender, shall be deposited with Lender at the closing of the Loan. Such amount shall constitute additional security for the Loan and may be commingled with Lender's other funds and any interest earned thereon shall be retained by Lender. Lender shall disburse amounts from such reserve to pay the costs of such repairs and remediation, subject to such terms and conditions as may be provided in the loan documents. No interest shall be paid to Borrower on such funds. Borrower shall pay all costs associated with such disbursements, including the cost of inspections deemed necessary or appropriate by Lender.

1.12 Due On Sale/ Right to Transfer: Borrower shall have a right to unlimited transfers of the property, subject to Borrower's satisfaction of certain conditions as provided in the loan documents, including payment of an application fee of $5,000 to cover Lender's out-of-pocket expenses in processing the transfer and a transfer fee of (a) $15,000 for each of the first two transfers, and (b) .25% of the Loan balance for any subsequent transfer. Otherwise, any sale, transfer or conveyance of all or any part of the Property shall give Lender the right to declare the balance of the loan immediately due and payable.

1.13 Reporting Requirements. Borrower shall submit to Lender monthly rent rolls and operating statements for each calendar month until closing and for the first year of the Loan. Thereafter, Borrower shall submit quarterly rent rolls and operating statements throughout the term of the Loan.

1.14 No Further Encumbrance or Indebtedness. No secondary financing or encumbrance, or secured or unsecured indebtedness of any kind other than the Loan shall be permitted without Lender's consent.

                         ARTICLE II - LOAN DOCUMENTS

2.01 Loan Documents. All such loan documents as Lender may in its judgment deem necessary or expedient for its protection, including a promissory note, mortgage, deed of trust or security deed, assignment of leases and rents, security agreement, environmental indemnity, guaranty, and appropriate collateral assignments, shall be prepared by counsel for Lender based on Lender's standard form loan documents and shall contain representations, covenants and agreements satisfactory to Lender in its discretion and shall be in all respects in form and substance satisfactory to Lender in its discretion. In the event of any inconsistencies between the terms hereof and the terms of such loan documents, the terms of the loan documents shall control.

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2.02 Borrower's Review of Loan Documents. Subject to Section 5.09 hereof, in the event that loan documents referenced in this paragraph are not acceptable to Borrower, and Borrower or Borrower's counsel notifies Lender or Lender's counsel in writing that the loan documents are unacceptable to Borrower within ten (10) days after receipt of form documents by Borrower or Borrower's counsel, then Borrower may terminate this Commitment and receive a refund of its fees in accordance with Section 4.03(b). Borrower's approval rights hereunder extend to the following documents: (i) Note, (ii) Mortgage, (iii) Assignment of Leases, (iv) Indemnity and Guaranty Agreement, (v) Hazardous Substances Indemnity Agreement, and (vi) Borrower's Counsel opinion.

                 ARTICLE III - REQUIREMENTS FOR CLOSING

3.01 Back-Up Documents. Borrower shall execute the loan documents described in
Section 2.01 and shall furnish back-up documentation as may be required by Lender or Lender's counsel. Attached hereto as Exhibit "A" is a summary of the requirements for closing.

3.02 Appraisal, Engineering Report, Environmental Report and Accounting Report. This Commitment is subject to receipt of an appraisal, an engineering report, an environmental report and an accounting report with respect to the Premises, all of which shall be obtained by Lender at Borrower's expense, and all of which must be acceptable in all respects to Lender. Borrower shall cooperate with the parties producing such reports and shall provide such information as may be necessary in order to enable such reports to be completed in a timely manner. Lender shall select the entities to provide the appraisal, engineering, environmental and accounting reports. Borrower authorizes Lender to use the Report Deposit for payment of such costs.

3.03 Counsel for Lender. Winstead, Sechrest & Minick shall act as counsel for Lender, and such counsel shall prepare such documents as it considers appropriate to be executed in connection with the Loan. The address of such counsel is as follows:

5400 Renaissance Tower
1201 Elm Street
Dallas, TX 75270
Attention: Kevin Sullivan, Esquire

3.04 Loan-to-Value; Debt Service Coverage . This Commitment is expressly subject to the confirmation by Lender that, as of the Pre-Closing date:

(1) the ratio of the loan amount to the fair market value of the Premises, as determined by the appraisal obtained by Lender hereunder (i.e. the loan-to-value ratio) is equal to or less than 60%, and

(ii) the Debt Service Coverage Ratio is equal to or greater than 2.00:1. "Debt Service" shall mean principal and interest payments due under the Note during the first year of the loan. "Debt Service Coverage Ratio" shall mean the ratio of net operating income projected for the first year of the loan (before payment of Debt Service) to Debt Service.







              ARTICLE IV - FEES, COSTS AND EXPENSES; CLOSING AND FUNDING

4.01 Costs and Expenses. Borrower shall pay all costs and expenses incurred in connection with the preparation for and the closing of the Loan, whether the Loan is closed or not, including appraisal fees, engineering






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examination fees, environmental audit fees, accounting report fees, inspection fees, credit report fees (est. $150), insurance policy review (est. $300), surveyors' fees, legal fees (including fees of counsel for Lender), intangibles taxes, note taxes, mortgage taxes, stamp taxes, transfer taxes, all recording costs and filing fees, all license and permit fees, all title/UCC/litigation/tax lien search fees (which may be included in fees of Lender's Counsel), and all title and other insurance premiums.

4.02 Report Deposit. Borrower shall be required to make a deposit in the amount of $32,500 (the "Report Deposit") for the estimated cost of obtaining the appraisal, engineering report, environmental report, accounting report, insurance consultant report, and credit reports (the final cost being hereinafter referred to as "Report Costs").

( ) OPTION A: Borrower shall deliver the Report Deposit upon execution of this Commitment.

(X) OPTION B: Lender acknowledges that Borrower has already made the Report Deposit as part of its loan application.

4.03 Loan Processing Fe . Borrower has paid to Lender a non-refundable Loan Processing Fee in the amount of $12,500 upon Borrower's submission of its Loan Application.

4.04 Rate Lock Fees. Pursuant to the Rate Lock Agreement referenced in 5.09 below, Borrower has paid to Lender fees totaling $1,223,888, $37,125 being a non-refundable "Extension Fee" and the remainder being a "Rate Lock Fee."

(a) If the Loan closes, the Rate Lock Fee shall be disbursed to Borrower. If Lender has used any portion of the Rate Lock Fee to pay the cost of any appraisal, engineering report, environmental report and accounting report or other costs required to be paid by Borrower hereunder, then such amounts shall be reimbursed by Borrower to Lender at the closing of the Loan.

(b) Subject to the terms of Section 5.09, if the Loan does not close for any reason whatsoever, including (i) Lender's failure to approve the results of any appraisal, engineering report, environmental report or accounting report of the Premises required by Section 3.02, (ii) the failure of the Loan to meet LTV or DSCR requirements as set forth in Section 3.04,Borrower's inability after good faith efforts to satisfy Lender's due diligence requirements as set forth in Exhibit A hereto, or (z) the Borrower's determination in accordance with
Section 2.02 that the Lender's Loan Documents are unacceptable to Borrower, then (i) the Report Deposit (and upon depletion of the Report Deposit, the Rate Lock Fee) shall be used to pay the costs of such appraisal, engineering report, environmental report and accounting report and (ii) the Rate Lock Fee shall be used to pay any other out-of-pocket costs or expenses incurred by Lender in connection with this Commitment or the proposed Loan, and the balance, if any, shall be applied as provided in the Rate Lock Agreement.

(c) Borrower's obligations under subparagraphs (a) - (b) shall survive the expiration or termination of this Commitment.

4.05 Brokerage Fees. Borrower represents and warrants that it has not dealt with any finder or broker in connection with this Commitment. The Borrower shall pay any and all commissions and fees and hereby agrees to indemnify and hold Lender harmless from any claim for commissions or fees. Such indemnity shall survive the expiration or termination of this Commitment, or the closing of the Loan.

4.06 Closing and Funding of Loan. Pre-Closing (i.e. execution and delivery of all documents and satisfaction of all requirements for closing) shall occur at the offices of Lender's counsel or at such other location as agreed to by Lender and Borrower, no later than October 29, 1998. Funding of the loan proceeds by Lender ("closing") shall be contingent on delivery of the executed loan documents, title policy, survey and other original documents to a custodian designated by Lender, and confirmation by the custodian that it has possession of all loan documents required under the Lender's conduit program. Such confirmation shall occur and the Loan shall be funded not later than three
(3) business days after the pre-closing date; provided, in the event Lender's custodian determines that any required document is missing or incomplete, Borrower shall immediately execute and deliver to




                                      5

Lender's counsel such additional documentation as may be required by the custodian to issue such confirmation, and the Loan shall be funded within two
(2) business days after such confirmation. As used throughout this Commitment, "closing" shall be deemed to occur upon funding of the Loan.

                         ARTICLE V - OTHER CONDITIONS

5.01 Acceptance, Upon the return by Borrower to Lender of a fully executed copy of this Commitment, this Commitment will constitute an agreement obligating Lender to make and Borrower to accept the Loan in accordance with the terms and conditions set forth herein. If said executed copy is not received by Lender by 5:00 Eastern Standard Time October 26,1998, this Commitment shall be null and void.

5.02 Expiration and Termination. Unless all applicable conditions contained herein have been met to the satisfaction of Lender and the Loan has been pre-closed October 29, 1998, this Commitment shall automatically expire. Lender may, at its option, terminate its agreement to make the Loan (a) in the event that there is any material inaccuracy or any material, adverse change in any information, representations or materials submitted with or in support of the Borrower's application for the Loan, (b) in the event of any material, adverse change in the financial condition of Borrower or any other person or entity to be liable for repayment of the Loan (Borrower and any such person or entity being herein referred to as a "Credit Party") or the default by any Credit Party under any obligation to any third party, or (c) in the event of any material, adverse change in the condition of the Premises, physical or otherwise, including any changes, whether existing or potential, caused by pending or threatened condemnation or by casualty. In the event that any Credit Party shall become insolvent or make a general assignment for the benefit of creditors, or if there shall be filed by or against any Credit Party a petition in bankruptcy, or for the appointment of a receiver, or if proceedings shall be commenced under any bankruptcy or insolvency law for any Credit Party's relief or for the composition, extension, arrangement or adjustment of any Credit Party's obligations, or if any Credit Party's business shall be discontinued as a going concern, or if there shall be a suspension of any Credit Party's business, or a default in the performance of any other obligation any Credit Party may have to Lender, or in case of the issuance of any warrant or attachment against any property of any Credit Party or the taking of possession of or assumption of control of all or any substantial part of the property of any Credit Party's business by any governmental agency, then Lender's commitment to make the Loan shall automatically and immediately terminate without further notice and without further action on the part of Lender. In the event of any such expiration or termination, Lender shall have no further obligations hereunder, and Borrower shall be liable only for damages, costs and expenses to the extent provided herein.

5.03 Borrower's Representations and Warranties. Borrower represents and warrants that the statements contained herein and in all documentation provided to Lender and all other representations or statements made by or on behalf of Borrower to Lender in connection with the application for and closing of the Loan are true and complete and do not omit any fact or information material to Lender's evaluation of said application and of Borrower's compliance with the conditions for the closing of the Loan. Borrower acknowledges that Lender will rely on this warranty and representation in making the Loan. If Borrower has made any material misrepresentation in connection with the commitment for and closing of the Loan, such shall be a default under the loan documents entitling Lender to exercise any and all of its rights upon a default under the loan documents. In addition, if the Loan has not closed and Lender elects to terminate its Commitment to make the Loan due to any material misrepresentation as provided in Section 5.02 above, then notwithstanding any other provision herein, the Application Fee and Commitment Fee shall be retained as liquidated damages by Lender as its sole remedy, other than the right to collect from Borrower the out-of-pocket costs and expenses referred to in Section 4.01 above. Borrower shall reaffirm the continuing accuracy and completeness of such warranties and representations at the closing of the Loan.

5.04 Role of Correspondent. N/A (the "Correspondent") has acted as Lender's loan correspondent in connection with this Commitment. Correspondent is acting as an independent contractor and not as an agent, employee, partner, joint venturer or affiliate of Lender. Borrower understands that Correspondent does not have the






                                      6

authority to, and cannot, bind Lender in any respect, including, without limitation, the waiver of any condition contained herein, or the funding of such Loan.

5.05 Release for Publication. Borrower consents to Lender's release of the terms of the proposed loan, including identification of Borrower and the Premises, to trade publications or other sources of publication or advertising Lender deems appropriate.

5.06 Miscellaneous. Lender shall be under no obligation to make a loan unless and until all of the requirements hereunder have been fully satisfied. Except as otherwise specifically provided herein, all documents, certificates, permits and other items contemplated hereby, all inspections, appraisals, evaluations and approvals contemplated hereby, all payments required hereby, and all other conditions, matters or things of any nature contemplated hereby to exist, be performed or be provided, shall all be satisfactory to Lender in its sole discretion and shall exist, be performed and be provided to Lender prior to the closing of the Loan. Neither this Commitment, nor any of the proceeds of the Loan shall be assignable by Borrower without the prior written consent of Lender, and any attempt to make such assignment without such consent shall be void. Execution of this Commitment by Lender shall not imply the approval by Lender of any document or information previously furnished to Lender, it being acknowledged by all parties hereto that no approvals have been given by Lender with respect to the Loan. This Commitment contains t he entire agreement of Borrower and Lender with respect to the matters referred to herein and supersedes entirely any and all prior written or oral agreements relating to the Loan. There are no contemporaneous oral agreements relating to the subject matter hereof. No change in the provisions of this Commitment and no approval or consent of Lender shall be binding unless in writing and executed in the name of, and by an officer of, Lender. Time is of the essence with respect to all dates and periods of time set forth in this Commitment. Subject to Section
2.01 hereof, this Commitment and all terms and provisions hereof shall survive the closing of the Loan and shall not be merged into any of the loan documents. Whenever anything is described herein in general terms and one or more examples or components thereof is set forth after the word "including" or is otherwise associated with such general description, the examples or components shall be deemed illustrative only and shall not be construed as limiting the generality of the description in any way. This Commitment shall be interpreted, construed and enforced according to the laws of the State of New York. When any sums are stated herein as being retained by Lender as full liquidated damages, such sums are being retained under circumstances where it will be difficult to ascertain the sum required to compensate Lender for the loss of opportunity to make the Loan, the loss of opportunity to make other loans on account of time and attention relating to the Loan and for the internal expenses incurred by lender in connection with the review, evaluation and processing of material and information relating to the Loan and such liquidated damage represents the reasonable, good faith attempt of the parties to liquidate such damage in advance.

5.07 Sale and Securitization of Loan. Borrower acknowledges that Lender intends to sell the loan and securitize the loan through a real estate mortgage investment conduit or similar securitization vehicle. All certificates, opinions, reports, documents and other information supplied to Lender is deemed to run in favor of any successors and assigns of the loan, and any underwriter or purchaser of or any trustee with respect to securities issued in connection with the sale of this Mortgage, or any rating agency responsible for rating such securities from time to time. At Lenders request, any such documents or information shall state that they run in favor of such successors and assigns.

5.08 Additional Requirements/Special Stipulations. The additional requirements for closing attached hereto as Exhibit A are incorporated herein by reference. The Special Stipulations Rider attached hereto contains provisions which are by this reference made a part hereof and shall control over any provisions hereof which are inconsistent therewith.

5.09 Agreement Regarding Immediate Rate Lock. The parties acknowledge that they have executed an Agreement Regarding Immediate Rate Lock ("Rate Lock Agreement") under which the Interest Rate was




                                      7

determined prior to execution of this commitment. The Interest Rate as determined under the Rate Lock Agreement shall be increased to 7.00% per annum, and the expiration date is hereby amended so that the rate lock shall expire November 2, 1998.


IN WITNESS WHEREOF, the Lender hereby executes this Commitment as of the date first above written.


                                         COLUMN FINANCIAL, INC.
                                         a Delaware corporation

                                         By: /s/John F. Bricker
                                         Name:  John F. Bricker
                                         Title: Senior Vice President



The foregoing Commitment is hereby agreed to and accepted by the undersigned this - day of 1998.


                                         INLAND REAL ESTATE CORPORATION

                                         By:
                                         Name:
                                         Title:













                                  EXHIBIT "A"

                                  ADDITIONAL

                           REQUIREMENTS FOR CLOSING

1. Property and Liability Insurance:   The Premises shall be insured against
all risks as may be now or hereafter embraced by the standard commercial "all risk" form of insurance policy satisfactory to Lender for 100%





                                      8

of replacement cost, with a replacement cost endorsement, without deduction for depreciation. Further, Borrower shall purchase and maintain in effect commercial general public liability insurance satisfactory to Lender with a combined single limit for bodily injury and property damage of not less than $2,000,000 per occurrence, $4,000,000 aggregate ($ 3,000,000 per occurrence, $4,000,000 aggregate for properties with elevators), or such lesser amount as Lender may accept in its discretion. Borrower shall also purchase and maintain in effect rental insurance in an amount sufficient to cover loss of rental income from the Premises for a period of at least twelve (12) months. All policies contemplated by this paragraph are to be issued by a company or companies acceptable to Lender and having a rating of at least the third (3rd) highest rating category from Moodys, Duff & Phelps, Fitch Investors or Standard & Poor, (or, at Lender's election, a rating of A-, V or better from Best), and shall contain a special mortgagee clause in favor of Lender providing, among other things, 30 days written notice of cancellation to Lender. In addition, no policies or renewals are to contain co-insurance provisions. All policies and renewals thereof are to be written for not less than one year, with premium prepaid and satisfactory evidence thereof must be delivered to Lender.

If any part of the Improvements are in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards, the Premises must be insured for the maximum amount of flood insurance that is provided under the National Flood Insurance Program. If the community in which the property is located has not been approved for flood insurance under the National Flood Insurance Program, and flood insurance is not available for such properties under such program, Lender shall have no obligation to close the Loan contemplated by this commitment.

2. Title and Title Insurance: Borrower shall procure and deliver to Lender an ALTA title insurance policy, with any endorsements Lender may require, insuring Lender, in an amount at least equal to the principal amount of the Loan, that Lender's security instrument constitutes a first lien or charge upon the Premises subject only to such items as shall have been approved in writing by Lender and its attorneys (Borrower shall deliver copies of all documents affecting title to the Premises). Such policy shall be issued by a company acceptable to Lender and show a state of title satisfactory to Lender and its attorneys, including:

i) Evidence that ingress to and egress from the Premises is by public road or by a deeded right-of-way easement which is included as part of the Premises and insured by the title policy.

ii) Descriptions of all easements and other agreements, if any, regarding the mutual use or maintenance of the access roads, parking garage, recreation areas, party walls, or otherwise in any way affecting or appurtenant to the Premises; all appurtenant easements or servitudes shall be insured by the title policy.

iii) Evidence that all utilities serving the Premises are located in the public right of way abutting the Premises and connect to the Premises without passing over other property or are within a deeded right of way easement which is included as part of the Premises and insured by the title policy.

iv) Evidence that no flowage or drainage easements (except those established by a recorded subdivision plat or otherwise created by a recorded instrument) are located on or necessary for the Premises.




3.   UCC/Litigation/Tax Lien Search:   Lender's Counsel shall obtain at
Borrower's expense U.C.C./litigation/tax lien searches against such parties as Lender may require showing that all personal property is owned by Borrower and is free from all liens and encumbrances and that neither Borrower nor the Premises are subject to any pending litigation, bankruptcy or tax liens; such searches to be updated as of the closing date.

4. Survey: Borrower shall provide Lender an as-built, ALTA survey of the Premises certified to Lender and the issuer of the title policy by a registered Land Surveyor, dated not more than two months prior to the closing






                                      9

date, and otherwise complying with Lender's survey requirements. Borrower acknowledges that it has received a complete copy of Lender's survey requirements.

5. Taxes and Assessments: Borrower shall furnish evidence that all installments of general real estate taxes, special taxes or assessments, service charges, water and sewer charges, private maintenance charges, and other prior lien charges by whatever name called, then due and payable, have been paid in full as of the closing date.

6. Compliance with Zoning and Other Laws: Borrower shall furnish such evidence of zoning classification and zoning compliance, and compliance with all other applicable laws, ordinances, rules and regulations of all governmental authorities having jurisdiction over the Premises as Lender or its attorneys may require.

7. Borrowing Entity: Borrower shall furnish, if Borrower is a corporation, partnership or other entity, all appropriate papers evidencing Borrower's capacity and good standing, and the qualification of signers to execute the Loan Documents and to engage in any transaction or business in connection with which the Loan is made, which shall include certified copies of all documents relating to the organization and formation of Borrower and of the entities, if any, which are partners of Borrower. Borrower and Borrower's general partner (if any) shall be a single purpose, "bankruptcy remote" entities, whose formation documents shall be approved by Lender's counsel as a condition to pre-closing.

If the Loan amount is in excess of $ 10,000,000, an individual recommended by Borrower and approved by Lender shall serve as an independent director of Borrower (if Borrower is a corporation) or Borrower's corporate general partner. The independent director's consent shall be required for any merger, consolidation, dissolution, bankruptcy or insolvency of Borrower's general partner or of Borrower. Borrower shall also furnish an opinion of counsel that
(i) Borrower's formation documents provide for the foregoing, and (ii) the assets of Borrower will not be consolidated with the assets of any other entity or with Borrower's general partner (if any), in the event of bankruptcy or insolvency of such entity or such general partner.

8. Occupancy Certification; Permits: Prior to closing, Borrower shall furnish unqualified, final Certificate(s) of Occupancy and other permits required for the operation of the Premises ("CO's"), issued by the appropriate government authority, or, if such CO's are not available, alternative evidence of building and fire code compliance acceptable to Lender.

9. Engineer's Report: Lender shall receive a report by a licensed professional engineer retained by Lender at Borrower's expense, prepared in accordance with Lender's requirements and otherwise satisfactory to Lender.

10. Environmental Assessment: Lender shall receive an environmental assessment by a qualified environmental consultant retained by Lender at Borrower's expense, prepared in accordance with Lender's requirements and otherwise satisfactory to Lender, evidencing, without limitation, the absence of any materials, waste, or substances defined or classified as hazardous or toxic, or similarly described, under any applicable federal, state or municipal law, regulation or ordinance (collectively "Hazardous Substances").

11. Appraisal: Prior to closing, Lender shall receive an appraisal report by an appraiser chosen by Lender, which appraisal shall show a property value equal to or greater than the value required by the Lender under Section 3.04 of the Commitment, and shall otherwise be satisfactory to Lender.

12. Leases: [*APPLICABLE TO MULTIFAMILY ONLY*] Borrower shall provide Borrower's standard lease form, and shall make all leases available to Lender for inspection at Borrower's place of business (if in same locality as the Premises) or at the Premises. The foregoing are subject to Lender's review and approval.

  [*APPLICABLE TO RETAIL/OFFICE/INDUSTRIAL ONLY*], As a condition to pre-closing, Borrower shall provide copies of all leases, and tenant estoppels and lease subordination/attornment agreements for all commercial/retail tenants. Closing is subject to Lender's review and approval of the foregoing, and subject to Lender's evaluation of the credit and financial condition of each of the tenants at the time of pre-closing.






                                      10

13. Financial Information on Borrower, Guarantor(s) and Principals: Borrower shall furnish all information required by Lender concerning the financial condition of Borrower and guarantor(s), including audited or certified financial statements satisfactory to Lender. Lender shall be entitled, at Borrower's expense, to obtain credit reports on Borrower, any guarantors and any principals of Borrower, satisfactory to Lender.

14. Personal Property Inventory: Borrower shall furnish a certified inventory of all personal property in existence at the time of closing. At Lender's request, such inventory shall include the make, model, and serial numbers where applicable, of each item of personal property.

15. Payment of Costs by Borrower: Borrower shall furnish evidence that Borrower has paid all closing costs, title insurance premiums, title insurance company charges, survey costs, recording fees and taxes, appraisal fees and expenses, architect/engineer inspection fees and expenses, fees and expenses of Lender's counsel, and all other costs and expenses incurred by Borrower in complying with the provisions of this Commitment and by Lender in connection with the preparation, closing and disbursement of the Loan.

16. Evidence of Separate Taxation: Borrower shall provide evidence satisfactory to Lender that the Premises are assessed with respect to ad valorem taxes separately from all other property

17. Management Agreement and Service Contracts: Prior to funding, the identity of the manager of the Premises and a copy of the management agreement, if any, shall be submitted to and approved by Lender (certified by Borrower to be complete and correct). Borrower shall cause the manager to execute a consent to the assignment of the management agreement to Lender as additional collateral for the Loan. Borrower shall also provide copies of all other contracts relating to the Premises (certified by Borrower to be complete and correct).

18. Termite Inspection Report: Borrower shall provide a current report from a pest control operator licensed in the state where the Land is located stating that the Improvements have been inspected and have been found to be free of visible evidence of active infestation caused by termites or other wood destroying organisms, or if visible evidence of active or previous infestation is indicated, that such infestation and any structural damage caused thereby have been treated and corrected.







                                                      ___________________
                                                      Borrower's Initials


                            SPECIAL STIPULATIONS


The foregoing commitment is subject to the following:


1. The five properties that make up the collateral for the Loan are to be cross collateralized and cross defaulted. The cross default can only be applied in the case of a monetary default.






                                      11

2. Prior to pre-closing, Borrower agrees to implement an Operations & Maintenance plan to be prepared by Earth Tech at Borrower's expense, for asbestos containing materials located on Rivertree Court; asbestos containing materials and lead-based paint located on Walgreen's and asbestos containing materials located on Woodland Heights Shopping Center.

3. Any transfer of the Loan as described in Section 1.12 must involve all five properties. Any transfer must be to a single purpose, bankruptcy remote entity meeting the same requirements as the initial Borrower. Any substitute guarantor shall be subject to Lender's review and approval and shall execute new guaranty instruments in favor of the Lender.

4. Borrower may substitute collateral up to a cumulative maximum of 40% of original appraised value as determined at closing. In no event will Borrower be allowed to substitute the Rivertree Court property located in Vernon Hills, IL. Borrower may only substitute each property once. It is further agreed that Lender can charge a servicing fee of $3,000 for each property substitution plus out-of-pocket costs.

5. Borrower may obtain a release of a property as collateral by defeasing 125% of the loan amount allocated to such property. The properties that are not released and that will continue to make up this Loan's collateral after a release must have the same or better debt service coverage in relation to aggregate allocated loan amounts of those properties (not including the released property) as originally underwritten. (See attached defeasance exhibit for standard defeasance provision). The following assumed loan amounts that will serve as a base for each property are:
          Rivertree Court:        $18,200,000
          Woodland Heights:       $ 3,100,000
          Berwyn Plaza:           $   740,000
          Winnetka Commons:       S 2,375,000
          Walgreen's Woodstock:   $   595,000

6. Lender's review and approval of appraisal, environmental and engineering reports, as described in Section 3.02, and an accounting review to be prepared by BDO Seidman at Borrower's expense.

7. Lender's review and approval of current financial statements and credit report of the borrowing entity, the guarantor(s) and key principals.

8. Revision to the ownership structure, if necessary, to satisfy Lender's need for a borrowing entity that meets the requirements of paragraph 7 of Exhibit A.

9. Lender's review and approval of all leases. Such review shall include (but shall not be limited to) confirmation of the rent roll attached hereto as Exhibit B.

10. Subordination, Non-Disturbance, and Attornment Agreements shall be required for any tenants paying in excess of $90,000 base rent.

11. Receipt by Lender of Tenant Estoppels for each of the tenants. Estoppels shall reflect
(i)   amount of rent and security deposit
(ii)   no defaults under the lease
(iii)   no subletting or assignment of lease
(iv) tenant is in possession, open for business and all buildout and construction obligations are satisfied
(v)   no options to purchase
(vi)   no rebates or offsets due tenant
(vii)   expiration date and options to renew; and
(viii) tenant's obligation, if any, to reimburse landlord for CAM, taxes and insurance, and such other information as Lender may request, on estoppel form acceptable to Lender.





                                      12

12. Borrower and Borrower's property manager shall execute a management agreement providing for no more than a four and one-half percent (4 1/2%) management fee and providing for termination on thirty (30) days notice. Said management agreement is otherwise subject to review by Lender.

13. Borrower shall, in addition to the insurance requirements set forth in Exhibit A, obtain flood insurance coverage satisfactory to Lender for Walgreen's, Woodstock, IL.

14. Pursuant to Section 1.10, a repair reserve of $205,625 (125% of estimated $164,500 cost) shall be established at closing to address [the following] immediate repair items as identified in the Engineering Reports prepared by Earth Tech, dated September 2-4, 1998:

   Rivertree Court - roofing                             $153,500
   Walgreen's Woodstock, IL -ceiling tile in stock area  $  5,500
   Woodland Heights - cinderblock repair                 $  5,500
                                                         --------
   TOTAL:                                                $164,500
                                                         --------
   (125% of estimated $164,500 cost)                     $205,625

15. A Cash Management Agreement will be required if the debt service coverage for the six retail properties combined drops below 1.50. The Cash Management Agreement will provide for the following:

(a) Borrower shall cause its property manager to deposit all rental and other income into a "Rent Account" controlled by Lender, but on which up to three principals designated by Borrower shall have signatory authority. So long as the loan is not in default [and subject to (e) below] the borrower may withdraw funds from the Rent Account at any time; provided, sufficient funds must be available in the Rent Account for the required transfer into Lender's account (the "Central Account") [see (b) below];

(b) On the first day of each calendar month, Lender will transfer into the Central Account an amount sufficient to make the monthly installment of principal and interest under the Note and to fund all reserve accounts described in this commitment. If there are insufficient funds available on the first day of the month, Lender shall attempt a second transfer of funds on the fifth (5th ) day of the month (or the immediately preceding business day);

(c) Repair reserves and other reserves funded at closing shall be governed by the Cash Management Agreement;

(d) Interest on the Rent Account shall accrue for the benefit of Borrower. No interest shall be paid to Borrower on the Central Account.

(e) If Borrower is unable to produce a loan commitment to refinance during the last six months of the loan, all excess cash from the Premises (after payment of P&I and reserves) shall be placed in a Curtailment Reserve sub-account controlled and held by Lender until the Loan is paid off.

16. At Lender's election, the Loan documents shall be dated as of November 1, 1998, and the Note shall show the initial monthly installment of interest occurring on December 1, 1998 and a maturity date of November 1, 2008. At closing, Lender shall advance to Borrower interest from November 1 through the date prior to funding, and Borrower shall make a full monthly payment as described in the Note (as if the Loan had funded November 1, 1998).

17. Lender's legal fees for which Borrower is responsible to shall not exceed $50,000 on this transaction.




                                      13



                              _________________       ___________________
                              Lender's Initials       Borrower's Initials




Rent Rolls have been intentionally omitted.




                               Defeasance Exhibit.

(a) Notwithstanding anything to the contrary contained in the Note, this Mortgage or the other Loan Documents, at any time after the second (2nd) anniversary of the date that is the "startup day," within the meaning of
Section 860G(a)(9) of the Internal Revenue Code of 1986, as amended from time to time or any successor statute (the "Code"), of a "real estate mortgage investment conduit," within the meaning of Section 860D of the Code, that holds the Note and this Mortgage and provided (unless Mortgagee shall otherwise consent, in its sole discretion) no default or Event of Default has occurred and is continuing hereunder or under any of the other Loan Documents, Mortgagor shall have the right to obtain the release of the Property from the lien of this Mortgage and the other Loan Documents (the "Defeasance") upon the satisfaction of each of the following conditions precedent:

i) not less than thirty (30) days' prior written notice to Mortgagee specifying a regular Payment Date under the Note (the "Defeasance Election Date") on which the Defeasance Deposit (hereinafter defined) is to be made;








                                      14


ii) the remittance to Mortgagee on the related Defeasance Election Date of interest accrued and unpaid on the outstanding principal amount of the Note to and including the Defeasance Election Date and the scheduled amortization payment due on such Defeasance Election Date, together with all other amounts then due and payable under the Note, this Mortgage and the other Loan Documents;

iii) the irrevocable deposit with Mortgagee of an amount (the "Defeasance Deposit") of U.S. Government Securities (hereinafter defined) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, cash in an amount sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to Mortgagee, to pay and discharge the Scheduled Defeasance Payments (hereinafter defined);

iv) the delivery on or prior to the Defeasance Election Date to Mortgagee of:

(A) a security agreement, in form and substance satisfactory to Mortgagee, creating a first priority lien on the Defeasance Deposit (the "Defeasance Security Agreement");

(B) a release of the Property from this Mortgage, the Assignment and any UCC Financing Statements relating thereto (for execution by Mortgagee) in a form appropriate for cancellation of such documents in the jurisdiction in which the Property is located;

(C) a certificate of an officer of the general partner of Mortgagor certifying that the requirements set forth in this subparagraph (a) have been satisfied;

(D) an opinion of counsel for Mortgagor in form and substance satisfactory to Mortgagee to the effect that the Mortgagee has a perfected first priority security interest in the Defeasance Deposit;

(E) an opinion of counsel for Mortgagee, prepared and delivered by the Servicer at Mortgagor's reasonable expense, stating that the trust formed as a REMIC in connection with any Secondary Market Transaction will not fail to maintain its status as a REMIC as a result of such Defeasance;

(F) such other certificates, documents or instruments as Mortgagee may reasonably request; and

v) the payment by Mortgagor to Mortgagee of all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred or anticipated to be incurred by Mortgagee in connection with the release of the Property from the lien of this Mortgage and the other Loan Documents pursuant to this Section 1.35 including, without limitation, Mortgagee's determination of whether Mortgagor has satisfied all of the related conditions and requirements set forth in this Section 1.35.

(b) Upon compliance with the requirements of subparagraph (a) above, the Property shall be released from the lien of this Mortgage, the Assignment and any UCC Financing Statements related thereto, the obligations hereunder and under the other Loan Documents with respect to the Property shall no longer be applicable and the Defeasance Deposit shall be the sole source of collateral securing the Note. Mortgagee shall apply the Defeasance Deposit and the payments received therefrom to the payment of all scheduled principal and interest payments due on all successive Payment Dates under the Note after the Defeasance Election Date and the payment due on the final Maturity Date (the "Scheduled Defeasance payments''). Mortgagor, pursuant to the Defeasance Security Agreement or other appropriate document, shall direct that the payments received from the Defeasance Deposit shall be made directly to Mortgagee and applied to satisfy the obligations of Mortgagor under the Note. In connection with such release, if Mortgagor shall continue to own any assets other than the Defeasance Deposit, Mortgagor shall establish



                                      15

or designate a single-purpose, bankruptcy-remote successor entity acceptable to Mortgagee (the "Successor Trustor"), with respect to which a nonconsolidation opinion satisfactory in form and substance to Mortgagee has been delivered to Mortgagee (if such a nonconsolidation opinion was required of Mortgagor in connection with the origination of the indebtedness secured hereby) in which case Mortgagor shall transfer and assign to the Successor Trustor all obligations, rights and duties under the Note and the Defeasance Security Agreement, together with the pledged Defeasance Deposit. The Successor Trustor shall assume the obligations of Mortgagor under the Note and the Defeasance Security Agreement, and Mortgagor shall be relieved of its obligations hereunder and thereunder. Mortgagor shall pay One Thousand and No/100 Dollars ($1,000.00) to the Successor Trustor as consideration for assuming such Mortgagor obligations.

(c) As used herein, the term "U.S. Government Securities" shall mean securities that are direct obligations of the United States of America for the full and timely payment of which its full faith and credit is pledged.














                                      16